FOR IMMEDIATE RELEASE

Media Contact:	Bob Hetherington 901.682.1360 bhether@earthlink.net

Financial Contact:	Randall H. Brown 901.259.2500 rbrown@edrtrust.com

Education Realty Trust Announces Tax Treatment of 2005 Dividend

Memphis, Tennessee, January 27, 2006 – Education Realty Trust, Inc. (NYSE: EDR), America’s most experienced provider of collegiate student housing, today announced that the final characterizations of its 2005 dividend distributions for income tax reporting purposes are as follows:

Common Stock

CUSIP: 28140H104

				Non-Taxable
			Taxable	Distribution
Record	Payment	Total	Ordinary	(Return of
Date	Date	Dividend	Dividend	Capital)
04/18/2005	05/16/2005	$0.1900	$0.0492	$0.1408

07/18/2005	08/08/2005	$0.3000	$0.0779	$0.2221

10/24/2005	11/07/2005	$0.3000	$0.0779	$0.2221

About Education Realty Trust

Education Realty Trust is one of America’s largest owners and operators of collegiate student housing, owning and/or managing approximately 36,468 beds at 59 properties at campuses around the country. For more information about EDR, please visit the company’s Web site at www.educationrealty.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this release regarding Education Realty Trust’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause EDR’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the “Business-Risk Factors” section of EDR’s annual report on Form 10-K for the year ended December 31, 2004. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

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